Exhibit 3.3

AMENDED AND RESTATED BY-LAWS

OF

ATKORE INTERNATIONAL GROUP INC.

Effective as of December 20, 2010

Section 8.04	Voting as Stockholder	23
Section 8.05	Fiscal Year	23
Section 8.06	Seal	23
Section 8.07	Books and Records; Inspection	23
Section 8.08	Electronic Transmission	23

ARTICLE IX	AMENDMENT OF BY-LAWS	23

Section 9.01	Amendment	23

ARTICLE X	CONSTRUCTION	24

Section 10.01	Construction	24

ATKORE INTERNATIONAL GROUP INC.

AMENDED AND RESTATED BY-LAWS

Effective as of December 20, 2010

These Amended and Restated By-Laws (these “By-Laws”) of Atkore International Group Inc., a Delaware corporation (the “Corporation”), are subject to, and are governed by, the statutes, regulations, common law and other laws of the State of Delaware, including, without limitation, the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), the Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”) and the Stockholders Agreement, dated as of December 22, 2010, among the Corporation and certain of its stockholders (as amended from time to time, the “Stockholders Agreement”). In the event of a conflict between the provisions of these By-Laws and the mandatory provisions of the statutes, regulations, common law and other laws of the State of Delaware, or the provisions of the Certificate of Incorporation or the Stockholders Agreement, such provisions of the statutes, regulations, common law and other laws of the State of Delaware, the Certificate of Incorporation or the Stockholders Agreement, as the case may be, will be controlling.

ARTICLE I

STOCKHOLDERS

Section 1.01 Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors (each, a “Director”) and for the transaction of such other business as properly may come before such meeting shall be held each year, either within or without the State of Delaware, at such place, if any, and on such date and at such time, as may be fixed from time to time by resolution of the Board of Directors of the Corporation (the “Board of Directors”) and set forth in the notice or waiver of notice of the meeting, unless the stockholders have acted by written consent to elect Directors, as permitted by the DGCL and in accordance with Section 1.11 of these By-Laws.

Section 1.02 Special Meetings. Subject to the rights of the holders of shares of any series of preferred stock of the Corporation under any certificate of designations filed with respect to such series of preferred stock pursuant to the applicable provisions of the DGCL and Article SIXTH of the Certificate of Incorporation (a “Preferred Stock Certificate of Designations”), special meetings of the stockholders shall be called by the Secretary (or, in the event of his or her absence or disability, by any Assistant Secretary) (a) at any time, if requested by the Chairman of the Board or the Chief Executive Officer or pursuant to a resolution of the Board of Directors or (b) promptly upon receipt of a written request therefor by (i) the holders of shares of capital stock of the Corporation representing in the aggregate not less than a majority of the total voting power of all classes of the issued and outstanding shares of capital stock of the Corporation entitled to vote at such meeting, voting as a single class, or (ii) so long as the Stockholders Agreement is in effect, a majority-in-interest of the CD&R Holders or the Tyco Holders

(each such term, as defined in the Stockholders Agreement). If such officers or the Board of Directors shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Any special meeting of the stockholders shall be held at such place, if any, within or without the State of Delaware, and on such date and at such time, as shall be specified in the respective notices or waivers of notice thereof.

Section 1.03 Participation in Meetings by Remote Communication. The stockholders may participate in and act at any meeting of the stockholders through video conference or the use of a conference telephone or other communications equipment, in each case by means of which all persons participating in the meeting can hear each other, and participation in the meeting by such means shall constitute presence in person at the meeting.

Section 1.04 Notice of Meetings; Waiver of Notice.

(a) The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in a manner permitted by the DGCL not less than ten days nor more than 60 days prior to the meeting, to each stockholder of record entitled to notice of such meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the place, if any, date and time of such meeting of the stockholders, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, (iii) in the case of a special meeting, the purpose or purposes for which such meeting is called and (iv) such other information as may be required by applicable law or as may be deemed appropriate by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. If a stockholder meeting is to be held solely by means of electronic communications, the notice of such meeting must provide the information required to access the stockholder list.

(b) A written waiver of notice of meeting signed by a stockholder, or a waiver by electronic transmission by a stockholder, whether given before or after the meeting, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. The attendance of any stockholder at a meeting of stockholders is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.

Section 1.05 Quorum. Except as otherwise required by applicable law or by the Certificate of Incorporation, at any meeting of stockholders, the presence in person or by proxy of the holders of record of shares of capital stock of the Corporation representing in the aggregate a majority of the total voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting; provided, however, that where a separate vote by a class or series of capital stock of the Corporation on any matter is required by applicable law, the Certificate of Incorporation or any Certificate of

Designations, the presence in person or by proxy of the holders of shares of such class or series representing in the aggregate a majority of the voting power of the then issued and outstanding shares of such class or series entitled to vote on such matter shall constitute a quorum entitled to take action with respect to such matter. In the absence of a quorum, the stockholders present at the meeting may, by a majority of the voting power of the shares present at the meeting, adjourn the meeting from time to time in the manner provided in Section 1.08 of these By-Laws until a quorum shall attend.

Section 1.06 Voting.

(a) Except as otherwise provided in the Certificate of Incorporation or in any Certificate of Designations or by applicable law, with respect to any matter submitted to a vote at any meeting of stockholders, (i) each holder of record of shares of any series of preferred stock of the Corporation shall be entitled to such number of votes for each such share outstanding in the name of such holder on the books of the Corporation as may be fixed in the Certificate of Incorporation or in the applicable Certificate of Designations, and (ii) each holder of record of shares of common stock of the Corporation shall be entitled to one vote for each such share outstanding in the name of such holder on the books of the Corporation, in each case, at the close of business on the record date for such meeting or, if no record date has been fixed for such meeting of stockholders, at the close of business on the day next preceding the day on which notice of the meeting is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) Except as otherwise required by applicable law, the Certificate of Incorporation, any Certificate of Designations, these By-Laws (including, without limitation, Section 2.03 hereof), the Stockholders Agreement (if in effect), or pursuant to any other rule or regulation applicable to the Corporation or its stockholders, with respect to any matter presented to the stockholders at any meeting of stockholders at which a quorum is present, the vote of shares of capital stock of the Corporation representing in the aggregate a majority of the total voting power of the shares of capital stock of the Corporation represented in person or by proxy at such meeting and entitled to vote thereon, voting as a single class, shall be sufficient to take action with respect to such matter; provided, however, that where a separate vote by a class or series of capital stock of the Corporation is required on any matter, the vote of shares of such class or series representing in the aggregate a majority of the voting power of the shares of such class or series present in person or represented by proxy at any meeting at which a quorum is present and entitled to vote thereon shall constitute the act of such class or series with respect to such matter. The stockholders do not have the right to cumulate their votes for the election of Directors.

Section 1.07 Voting by Ballot; Voting Lists.

(a) No vote of the stockholders need be taken by written ballot, conducted by inspectors of elections or taken by a ballot submitted by electronic transmission, unless otherwise required by applicable law. Any vote which need not be taken by written ballot, or by a ballot submitted by electronic transmission, may be conducted in any manner approved by applicable law.

(b) The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. This list shall be open to the examination of any stockholder prior to and during the meeting for any purpose germane to the meeting in the manner required by the DGCL and other applicable law. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 1.08 Adjournment. Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of shares of capital stock of the Corporation representing in the aggregate a majority of the total voting power of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, notice of the adjourned meeting in accordance with Section 1.04 of these By-Laws shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.04 of these By-Laws and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.09 Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing an electronic transmission setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. The proxies given pursuant to Sections 2.4(c) of the Stockholders Agreement shall be valid proxies for all purposes hereunder, and the Corporation shall honor such proxies in accordance with the terms thereof. No proxy (other than any proxy provided by, required under or granted pursuant to the Stockholders Agreement) may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Except as provided in Sections 2.4(c) of the Stockholders Agreement, (i) every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable, and (ii) a stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.10 Organization; Procedure. At every meeting of stockholders, the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, the Chief Executive Officer or, in the event of his or her absence or disability, a presiding officer chosen by resolution of the Board of Directors. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as secretary of the meeting. The Board of Directors may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the officer presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.11 Consent of Stockholders in Lieu of Meeting.

(a) To the fullest extent permitted by applicable law and except as otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at an annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, are: (i) signed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted (but not less than the minimum number of votes otherwise prescribed by applicable law), provided that, for so long as the Stockholders Agreement is in effect, reasonable notice of such action is given to the CD&R Holders and the Tyco Holders prior to the signing of the earliest dated consent setting forth such action, and (ii) delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded within 60 days of the earliest dated consent so delivered to the Corporation.

(b) The Secretary shall give prompt notice of the taking of an action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in accordance with the DGCL.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01 General Powers. Except as may otherwise be provided by applicable law or the Certificate of Incorporation, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors, and the Board of Directors may exercise all the powers and authority of the Corporation.

Section 2.02 Number and Term of Office. Subject to (x) the rights (if any) of the holders of shares of any series of preferred stock of the Corporation to elect additional Directors pursuant to the Certificate of Incorporation or any Certificate of Designations and (y) the rights of the CD&R Holders and the Tyco Holders under Section 2.1(b) of the Stockholders Agreement (if in effect), the number of Directors constituting the full Board of Directors shall be eight, which number may be modified from time to time by resolution of the Board of Directors. Each Director (whenever elected) shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 2.03 Election of Directors. Except as otherwise provided in Section 2.14 of these By-Laws and subject to the rights (if any) of the holders of shares of any series of preferred stock of the Corporation to elect Directors pursuant to the Certificate of Incorporation or any Certificate of Designations, the Directors shall be elected at each annual meeting of stockholders at which a quorum is present, by a plurality of the votes validly cast in such election by the holders of record of shares of capital stock of the

Corporation represented in person or by proxy at such meeting and entitled to vote generally for the election of Directors, voting as a single class, provided that the election of any Director shall be subject to the applicable provisions of the Stockholders Agreement (if in effect).

Section 2.04 Annual and Regular Meetings; Notice.

(a) The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of stockholders either (i) at the place of such annual meeting of stockholders, in which event notice of such annual meeting of the Board of Directors need not be given, or (ii) at such other time and place as shall have been specified in advance notice given to the members of the Board of Directors of the date, place and time of such meeting. Any such notice shall be given at least 48 hours in advance if sent to each Director by facsimile or any form of electronic transmission previously approved by a Director, which approval has not been revoked (“Approved Electronic Transmission”), or delivered to him or her personally, or at least five days in advance if notice is mailed to each Director, addressed to him or her at his or her usual place of business or other designated address. Any such notice need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice (including by electronic transmission), whether before or after such meeting.

(b) The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and time of such meetings. Advance notice of regular meetings need not be given; provided if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each member of the Board of Directors of the place, date and time of such meeting, which notice shall be at least (i) 48 hours’ advance notice if such notice is sent by facsimile or Approved Electronic Transmission to each Director or delivered to him or her personally or (ii) five days’ advance notice if such notice is mailed to each Director addressed to him or her at his or her usual place of business or other designated address. Notice of such a meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice (including by electronic transmission), whether before or after such meeting.

Section 2.05 Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by any member of the Board of Directors, at such place (within or without the State of Delaware), date and time as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on (i) 48 hours’ advance notice if such notice is sent by facsimile or Approved Electronic Transmission to each Director or delivered to him or her personally or (ii) five days’ advance notice if notice is mailed to each Director addressed to him or her at his or her usual place of business or other designated address.

Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice (including by electronic transmission), whether before or after such meeting. Any business may be conducted at a special meeting of the Board of Directors.

Section 2.06 Quorum. A quorum for meetings of the Board of Directors shall consist of a majority of the Directors constituting the full Board of Directors at the time of such meeting, subject to the requirements of Section 2.7(a) of the Stockholders Agreement (if in effect).

Section 2.07 Voting. Except as otherwise required by applicable law, the Certificate of Incorporation or these By-Laws or provided by Section 2.7(a), (c) or (d) of the Stockholders Agreement (if in effect), the vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors, subject to the rights of the holders of shares of any series of preferred stock of the Corporation under any Certificate of Designations and to stockholder consent requirements under Section 2.10(a) of the Stockholders Agreement (if in effect).

Section 2.08 Adjournment. A majority of the Directors present may adjourn any meeting of the Board of Directors to another time or place, whether or not a quorum is present, provided such adjourned meeting is no earlier than 48 hours after written notice (in accordance with these By-Laws) of such adjournment has been given to the Directors (or such notice is waived in accordance with these By-Laws), and, at any such adjourned meeting, a quorum shall consist of a majority of the total authorized membership of the Board of Directors, subject to the requirements of Section 2.7(a) of the Stockholders Agreement (if in effect).

Section 2.09 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10 Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation, the Stockholders Agreement and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate.

Section 2.11 Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 2.12 Resignations of Directors. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

Section 2.13 Removal of Directors. Subject to (x) the requirements of Section 2.3(b) of the Stockholders Agreement (if in effect) and (y) the rights (if any) of the holders of shares of any series of preferred stock of the Corporation to remove Directors pursuant to the Certificate of Incorporation or any Certificate of Designations, any Director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally for the election of Directors, voting as a single class, acting at a meeting of the stockholders or by written consent in accordance with the DGCL, the Certificate of Incorporation and these By-Laws.

Section 2.14 Vacancies and Newly Created Directorships. Except as otherwise provided by applicable law or in the Certificate of Incorporation, and subject to the rights (if any) of the holders of shares of any series of preferred stock of the Corporation to elect Directors pursuant to the Certificate of Incorporation or any Certificate of Designations, any vacancy in the Board of Directors that results from the death, disability, retirement, resignation or removal (with or without cause) of any Director, any increase of the size of the Board of Directors pursuant to the applicable provisions of Section 2.1(b)(i) of the Stockholders Agreement, or any other cause may be filled (a) by the affirmative vote of a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director, or (b) by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally for the election of Directors, voting as a single class, acting at a meeting of the stockholders or by written consent in accordance with the DGCL, the Certificate of Incorporation and these By-Laws, provided that for so long as Section 2.3(a) of the Stockholders Agreement is in effect, any newly created directorship or vacancy on the Board of Directors shall be filled in accordance therewith. A Director elected to fill a vacancy or newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 2.15 Director Fees and Expenses. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board of Directors, subject to the restrictions set forth in Section 2.5 of the Stockholders Agreement (if in effect). Subject to the applicable limitations set forth in the Consulting Agreements (as defined in the Stockholders Agreement), the Corporation will reimburse each Director for all reasonable out-of-pocket costs and expenses incurred by him or her for the purpose of attending meetings of the Board of Directors or any Committees thereof.

Section 2.16 Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.17 Chairman of the Board. The Board of Directors shall have a Chairman or a “Lead Director” (the “Chairman of the Board”), who shall be elected from among the members of the Board of Directors; provided that for so long as Section 2.2 of the Stockholders Agreement is in effect, the Chairman of the Board shall be designated in accordance therewith. The Chairman of the Board shall preside at all meetings of the Board of Directors and stockholders at which he or she is present.

ARTICLE III

COMMITTEES

Section 3.01 How Constituted. The Board of Directors shall have a Compensation Committee, an Audit Committee and, subject to the rights of the holders of shares of any series of preferred stock of the Corporation under any Certificate of Designations and to the stockholder consent requirements under Section 2.10(a) of the Stockholders Agreement (if in effect), such other committees as the Board of Directors may determine (collectively, the “Committees”). Each Committee shall consist of such number of Directors and shall have such members as from time to time may be determined by the Board of Directors, subject to the rights of the holders of shares of any series of preferred stock of the Corporation under any Certificate of Designations and to the requirements under Section 2.8 of the Stockholders Agreement (if in effect). Subject to this Section 3.01, the rights of the holders of shares of any series of preferred stock of the Corporation under any Certificate of Designations and the stockholder consent requirements under Section 2.10(a) of the Stockholders Agreement (if in effect), any Committee may be abolished or re-designated from time to time by the Board of Directors. Each member of any Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

Section 3.02 Powers. Except as otherwise provided in this Section 3.02, each Committee shall have such powers and responsibilities as the Board of Directors may from time to time authorize and shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Notwithstanding the foregoing, no Committee shall have the power or authority:

(a) to approve or adopt, or recommend to the stockholders, any action or matter (other than the election of directors) expressly required by the DGCL to be submitted to stockholders for approval;

(b) to amend these By-Laws; or

(c) for so long as the Stockholders Agreement is in effect, take any other action that would require any consent or approval of the stockholders of the Corporation pursuant to the Stockholders Agreement or would otherwise be inconsistent with its terms.

Section 3.03 Proceedings. Each Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time, provided that the Board of Directors may adopt other rules and regulations for the governance of any Committee not inconsistent with the provisions of these By-Laws, the Certificate of Incorporation and the Stockholders Agreement (if in effect). Each Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

Section 3.04 Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating a Committee, at all meetings of any Committee the presence of members constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of such Committee, subject to the rights of the holders of shares of any series of preferred stock of the Corporation under any Certificate of Designations and to the stockholder consent requirements under Section 2.10(a) of the Stockholders Agreement (if in effect). Any action required or permitted to be taken at any meeting of any Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

Section 3.05 Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

Section 3.06 Resignations. Any member of any Committee may resign from such Committee at any time by submitting an electronic transmission or by delivering a written notice of resignation to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.07 Removal. Any member of any Committee may be removed from his or her position as a member of such Committee at any time, either with or without cause, by resolution adopted by a majority of the Directors then in office, provided that, for so long as the Stockholders Agreement is in effect, the removal of any member of a Committee shall be subject to the requirements under the Stockholders Agreement.

Section 3.08 Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, and any such vacancy may be filled by the Board of Directors, subject to Section 3.01 of these By-Laws and the requirements under Section 2.8 of the Stockholders Agreement (if in effect).

ARTICLE IV

OFFICERS

Section 4.01 Number. The Corporation shall have such officers as from time to time determined by the Board of Directors, including a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer and any other officers appointed pursuant to Section 4.11 of these By-Laws. The Board of Directors also may elect, and the Chief Executive Officer may appoint, one or more Assistant Secretaries and/or Assistant Treasurers in such numbers as the Board of Directors or the Chief Executive Officer may determine, who shall have such authority, exercise such powers and perform such duties as may be specified in these By-Laws or determined by the Board of Directors. Any number of offices may be held by the same person, except that one person may not concurrently hold both the office of Chief Executive Officer and Secretary. The Chairman of the Board shall be a Director, but no other officer need be a Director.

Section 4.02 Election. Unless otherwise determined by the Board of Directors and except as otherwise provided in these By-Laws, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure of the Board of Directors to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. The election of the Chairman of the Board and the Chief Executive Officer shall be subject to the terms of the Stockholders Agreement (if in effect).

Section 4.03 Compensation. The compensation of all officers and agents of the Corporation shall be fixed by, or in the manner established by, the Board of Directors, acting upon the recommendation of the Compensation Committee. Notwithstanding the foregoing, no person may take any action as a Director with respect to his or her compensation as an officer of the Corporation.

Section 4.04 Removal and Resignation; Vacancies. Any officer may be removed with or without cause at any time by the Board of Directors or by the Chief Executive Officer as permitted pursuant to Section 4.06. Any officer may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Chairman of the Board, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors or, if the Chief Executive Officer has authority pursuant to Section 4.06 of these By-Laws to fill such office, then by the Chief Executive Officer subject to Section 4.06 of these By-Laws or by the Board of Directors.

Section 4.05 Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or in a resolution of the Board of Directors, except that in any event each officer shall exercise such powers and perform such duties as may be required by applicable law.

Section 4.06 Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, be the chief executive officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer, president or a chief operating officer of a corporation, including without limitation under the DGCL. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation may need to be affixed. Except as otherwise determined by the Board of Directors, he or she shall have the authority to cause the employment or appointment of such employees (other than the Chief Executive Officer) and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation subject to Section 4.03 of these By-Laws, and to remove or suspend any such employee or agent elected or appointed by the Chief Executive Officer or the Board of Directors.

Section 4.07 Vice President. Except as otherwise determined by the Board of Directors, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Chief Executive Officer. Except as otherwise determined by the Board of Directors, in the absence of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed and his or her powers may be exercised by such Vice President as shall be designated by the Chief Executive Officer, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their earliest election to that office, subject in any case to review and superseding action by the Chief Executive Officer.

Section 4.08 Secretary. Except as otherwise determined by the Board of Directors, the Secretary shall have the following powers and duties:

(a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors and all Committees of which a secretary has not been appointed in books provided for that purpose.

(b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by applicable law.

(c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

(d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.

(e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by applicable law, the Certificate of Incorporation or these By-Laws.

(f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

(g) He or she shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(h) He or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.09 Chief Financial Officer. Except as otherwise determined by the Board of Directors, the Chief Financial Officer shall be the chief financial officer of the Corporation and shall have the following powers and duties:

(a) He or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

(b) He or she shall render to the Board of Directors, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

(c) He or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

(d) He or she shall perform, in general, all duties incident to the office of chief financial officer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.10 Treasurer. Except as otherwise determined by the Board of Directors, the Treasurer shall have the following powers and duties:

(a) He or she may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(b) He or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

Section 4.11 Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him or her, for or without cause.

Section 4.12 Security. The Board of Directors may (but need not) require any officer, agent or employee of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.01 Certificates of Stock; Uncertificated Shares. The shares of capital stock of the Corporation shall be represented by certificates, except to the extent that the Board of Directors has provided by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board of Directors may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the appropriate officers of the Corporation, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.

Section 5.02 Signatures; Facsimile. All signatures on the certificates referred to in Section 5.01 of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by applicable law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.03 Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation and a bond or undertaking as may be satisfactory to a financial officer of the Corporation to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 5.04 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall (subject to the terms of the Stockholders Agreement, if in effect) issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the Certificate of Incorporation, these By-Laws and the Stockholders Agreement (if in effect), the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.05 Registered Stockholders. Except as otherwise provided in the Stockholders Agreement (if in effect), prior to due surrender of a certificate for registration of transfer and to the fullest extent permitted by applicable law, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests, provided that if a transfer of shares shall be made (subject to the terms of the Stockholders Agreement, if in effect) for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.06 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Nature of Indemnity. The Corporation shall indemnify, to the fullest extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or while serving as a Director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these By-Laws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such Director or officer, unless such proceeding (or part thereof) has been authorized in the specific case by the Board of Directors. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6.02 Successful Defense. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01 of these By-Laws or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 6.03 Determination That Indemnification Is Proper. Any indemnification of a present or former Director or officer of the Corporation under Section 6.01 of these By-Laws (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws. Any such determination shall be made, with respect to a person who is a Director or officer at the time of such determination (i) by the Board of Directors, by a majority vote of the Directors who at such time satisfy the independence requirements under Rule 303A.02 of the Listed Company Manual of the New York Stock Exchange (or any successor provision) and who were not parties to the applicable action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion.

Section 6.04 Advance of Expenses. Expenses (including attorneys’ fees) incurred by a present or former Director or officer in defending any civil, criminal, administrative or investigative proceeding shall be paid by the Corporation prior to the final disposition of such proceeding upon written request by such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation under this Article or applicable law; provided that the Board of Directors may not require such Director or officer to post any bond or otherwise provide any security for such undertaking. The Corporation or, in respect of a present Director or officer, the Board of Directors may authorize the Corporation’s counsel to represent (subject to applicable conflict of interest considerations) such present or former Director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.

Section 6.05 Procedure for Indemnification of Directors and Officers. Any indemnification of a Director or officer of the Corporation under Sections 6.01 and 6.02 of these By-Laws, or advance of expenses to such persons under Section 6.04 of these By-Laws, shall be made promptly, and in any event within 30 days, upon the written request by or on behalf of such person (together with supporting documentation). If a determination by the Corporation that such person is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by such person in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified, to the fullest extent permitted by applicable law, by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses under Section 6.04 of these By-Laws where the required undertaking, if any, has been received by or tendered to the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these By-Laws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any Committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these By-Laws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any Committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6.06 Contract Right; Non-Exclusivity; Survival.

(a) The rights to indemnification and advancement of expenses provided by this Article shall be deemed to be separate contract rights between the Corporation and each Director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and any repeal or modification thereof shall not adversely affect any right or obligation then existing with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former Director or officer without the consent of such Director or officer.

(b) The rights to indemnification and advancement of expenses provided by this Article shall continue as to a person who has ceased to be a Director or officer. The rights to indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of, and shall not be construed to limit in any manner, any other rights to which a present or former Director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise.

(c) The rights to indemnification and advancement of expenses provided by this Article to any present or former Director or officer shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.07 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her or on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on commercially reasonable terms consistent with then prevailing rates in the insurance market. Notwithstanding anything to the contrary in this Article, for so long as Section 2.6(a) of the Stockholders Agreement is in effect, the Corporation shall purchase and maintain a directors’ and officers’ liability insurance policy for the benefit of the Directors and officers of the Corporation with terms and conditions that satisfy the requirements of Section 2.6(a) of the Stockholders Agreement. The provisions of this Section 6.07 shall not be deemed exclusive of, and shall not be construed to limit in any manner, any obligation of the Company to purchase and maintain directors’ and officers’ liability insurance coverage under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise.

Section 6.08 Employees and Agents. The Board of Directors, or any officer authorized by the Board of Directors generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board of Directors may determine, up to the fullest extent permitted by the DGCL and other applicable law.

Section 6.09 Interpretation, Severability. Terms defined in Sections 145(h) or (i) of the DGCL have the meanings set forth in such sections when used in this Article. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 6.10 Coordination of Claims.

(a) Given that certain jointly indemnifiable claims may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the Indemnitee-related entities, the Corporation acknowledges and agrees that the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Article VI of these By-Laws, irrespective of any right of recovery the indemnitee may have from the Indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the Indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights. Each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 6.10 of these By-Laws, entitled to enforce this Section 6.10 of these By-Laws.

(b) For purposes of this Section 6.10 of these By-Laws , the following terms shall have the following meanings:

(i) The term “Indemnitee-related entities” means, (A) with respect to any of the Investor Directors, the CD&R Holders and their respective Affiliates, and (B) with respect to any of the Tyco Directors, the Tyco Holders and their respective Affiliates. The capitalized terms used in this Section 6.10(b)(i) of these By-Laws have the meanings set forth in the Stockholders Agreement.

(ii) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the Indemnitee-related entities and the Corporation pursuant to the DGCL, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the Indemnitee-related entities, as applicable.

ARTICLE VII

OFFICES

Section 7.01 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

Section 7.02 Other Offices. Subject to the provisions of the Certificate of Incorporation, the Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Dividends.

(a) Subject to any applicable provisions of law, the Certificate of Incorporation or any Certificate of Designations and the requirements under Sections 2.7(b) and (c) of the Stockholders Agreement (if in effect), dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors, and any such dividend may be paid in cash, property or shares of the Corporation’s capital stock.

(b) A member of the Board of Directors, or a member of any Committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 8.02 Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation and the Corporation’s stockholders, and the Board of Directors may similarly modify or abolish any such reserve.

Section 8.03 Execution of Instruments. Except as otherwise provided by applicable law or the Certificate of Incorporation and subject to the rights of the holders of shares of any series of preferred stock of the Corporation under any Certificate of Designations and to the stockholder consent requirements of Section 2.10(a) of the Stockholders Agreement (if in effect), the Board of Directors or the Chief Executive Officer may authorize the Chief Executive Officer or any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

Section 8.04 Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors and subject to the rights of the holders of shares of any series of preferred stock of the Corporation under any Certificate of Designations and to the stockholder consent requirements of Section 2.10(a) of the Stockholders Agreement (if in effect), the Chairman of the Board or the Chief Executive Officer or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock at any such meeting or through action without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon (in general or confined to specific instances) any other person or persons. Notwithstanding the provisions of this Section 8.04, such power and authority shall, with respect to any meeting or written consent of the stockholders of a Significant Subsidiary of the Corporation (as defined in Rule 1-02 under Regulation S-X promulgated under the Securities Act of 1933, as amended), be exercised solely at the direction of, and in accordance with the prior approval of, the Board of Directors.

Section 8.05 Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 8.06 Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

Section 8.07 Books and Records; Inspection. Except to the extent otherwise required by applicable law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

Section 8.08 Electronic Transmission. “Electronic transmission”, as used in these By-Laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX

AMENDMENT OF BY-LAWS

Section 9.01 Amendment. Subject to the provisions of the Certificate of Incorporation, the rights of the holders of shares of any series of preferred stock of the

Corporation under any Certificate of Designations and the stockholder consent requirements of Section 2.10(a) of the Stockholders Agreement (if in effect), these By-Laws may be amended, altered or repealed by resolution adopted by the Board of Directors at any special or regular meeting of the Board of Directors, provided that, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

ARTICLE X

CONSTRUCTION

Section 10.01 Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the Certificate of Incorporation or the Stockholders Agreement, each as in effect from time to time, the provisions of such Certificate of Incorporation or the Stockholders Agreement, as the case may be, shall be controlling.

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